                            FUTRO & ASSOCIATES, P.C.
                        Attorneys and Counselors at Law

                                   MCI TOWER
                      707 SEVENTEENTH STREET - 29TH FLOOR
                             DENVER, COLORADO 80202
TELEPHONE (303) 295-3360                               FACSIMILE (303) 295-1563





                               CONSENT OF COUNSEL


         We hereby consent to the incorporation by reference in the Post-Effective Amendment No. 1 to the Registration Statement of Phoenix Information Systems Corp. on Form S-8 of our opinion dated February 25, 1994, which opinion is included in the Company's initial registration statement, SEC File No. 33-75862, filed with the Securities and Exchange Commission on March 1, 1994.



                                        FUTRO & ASSOCIATES, P.C.



                                        By: /s/ Peter G. Futro
                                            ----------------------------------
                                            Peter G. Futro



Denver, Colorado
December 1, 1995